Exhibit 10.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-64208, 333-10622 and 333-144595) pertaining to the 1992 Stock Option and Incentive Plan, the 2003 Share Option Plan and the 2005 Special Incentive Share Option Plan of Sapiens International Corporation N.V., of our report dated April 28, 2010, with respect to the consolidated financial statements of Sapiens International Corporation N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

Yours Truly,

April 28, 2010	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global